Estimate Exhibit 99.1
AMERICAN APPAREL, INC. REPORTS SECOND QUARTER FINANCIAL RESULTS

LOS ANGELES, August 18, 2014 - American Apparel, Inc. (the "Company") (NYSE MKT: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion-basic apparel, announced financial results for its second quarter ended June 30, 2014.
Financial Performance Summary for the Second Quarter of 2014

•	Net sales remained flat at $162.4 million compared to $162.2 million for the 2013 period on a 6% decrease in retail comparable store sales and a 9% increase in wholesale net sales.

•	Gross profit declined 2% and was $82.4 million compared to $83.9 million for the 2013 period.

•	Operating expenses decreased 7% and were $79.8 million compared to $85.8 million for the 2013 period.

•	Adjusted EBITDA increased 85% to $14.6 million compared to $7.9 million for the 2013 period.

•	Net loss was $16.2 million compared to $37.5 million for the 2013 period.

•	The Company now estimates Adjusted EBITDA will be in a range of $40 million to $45 million for the year.
The strength in the Company’s US Wholesale business offset the negative impact of the decrease in comparable store sales. Additionally, increasing efficiency in operations caused a significant increase in the Company’s EBITDA performance in the quarter from $7.9 million to $14.6 million even with sales being essentially flat between the two comparable periods.
Operating Results
Comparing the second quarter of 2014 to the second quarter of 2013, net sales were essentially flat at $162.4 million with a 6% decrease in comparable store sales in the retail and online businesses offset by a 9% increase in net sales in the wholesale business. The following delineates the components of the changes for the quarterly periods ended June 30, 2014 and 2013 as compared to the corresponding quarter of the prior year:

	2014 Second Quarter	2013 Second Quarter
Comparable Store Sales	(6)%	6%
Comparable Online Sales	(3)%	18%
Comparable Retail & Online	(6)%	7%
Wholesale Net Sales	9%	16%
Total Net Sales	—%	9%
Gross profit was $82.4 million for the second quarter of 2014 compared to $83.9 million for the second quarter of 2013. Gross margin decreased to 50.7% for the second quarter of 2014 compared to 51.7% for the second quarter of 2013. The decrease was due to a shift in the sales mix from retail and online sales to lower margin wholesale net sales.
Operating expense was $79.8 million for the second quarter of 2014 versus $85.8 million for the second quarter of 2013. As a percent of sales, operating expenses decreased to 49.1% for the second quarter of 2014 compared to 52.9% for the second quarter of 2013. The decrease includes approximately $4 million in lower payroll and associated costs and $2 million in reduced advertising and marketing expenses. The reductions were largely a result of cost reduction efforts. In addition, share based compensation expense was lower by $1.7 million. These decreases were partially offset by a $2.0 million increase in professional fees, the majority of which was related to the suspension of Dov Charney as President and Chief Executive Officer of the Company, and a $1 million charge for an estimated settlement related to an industrial accident.
Other expense was $18.3 million for the second quarter of 2014 compared to $35.0 million for the second quarter of 2013. The $16.7 million change was primarily the result of (i) a charge in 2013 of $32.1 million due to the Company's refinancing activities, whereby the Company used net proceeds from the private offering of $206 million in senior secured notes, along with borrowings from a new revolving credit facility to repay and terminate the then existing loan and credit agreements with Lion Capital LLP and Crystal Financial LLC, respectively, and (ii) the charge for the change in fair value of warrants of $8.2 million incurred in the second quarter of 2014 as compared to an unrealized gain of $5.5 million in the second quarter of 2013. For further explanation, please see "Explanation of Unrealized Gain (Loss) of Change in Fair Value of Warrants."
Adjusted EBITDA increased 85% to $14.6 million for the second quarter of 2014 compared to $7.9 million for the second quarter of 2013. Please refer to Table A for a reconciliation of consolidated Adjusted EBITDA, a non-GAAP financial measure, to consolidated net loss.
Income tax provision was $0.5 million for the second quarter of 2014 compared to $0.6 million for the second quarter of 2013. In accordance with U.S. GAAP, the Company has discontinued recognizing potential tax benefits associated with net operating loss carryovers.
Net loss for the second quarter of 2014 was $16.2 million or $0.09 per common share, compared to net loss of $37.5 million, or $0.34 per common share for the second quarter of 2013.
Fully-diluted weighted average shares outstanding were 173.6 million in the second quarter of 2014 compared to 110.2 million for the second quarter of 2013. As of August 1, 2014 there were approximately 174.2 million shares outstanding.
Explanation of Unrealized Gain (Loss) of Change in Fair Value of Warrants
Lion Capital currently holds 24.5 million warrants to purchase the Company's common stock at a price of $0.66 per share and as the share price of the Company's stock increases the fair value of the warrant liability recorded on the balance sheet increases and the Company records an expense to recognize the increase in the fair value of the warrant liability. Conversely, when the share price of the Company's stock decreases, the Company records a gain to recognize the related reduction in the fair value of the warrant liability on the balance sheet. Although the income statement impacts associated with the warrants are appropriate and required under GAAP, they do not impact the operating performance of the Company nor do the credits and charges have an impact on cash balances since the liability recorded is not an obligation that will be settled with cash. Instead, these warrants will be reclassified to equity when they are exercised.
Company Outlook
The Company now estimates Adjusted EBITDA will be in a range of $40 million to $45 million for the year.
Liquidity and Capital Resources
As of June 30, 2014, the Company had $10.2 million in cash, $30.6 million outstanding on its $50 million asset-backed revolving credit facility and $16.9 million of availability for additional borrowings under the facility. As of August 1, 2014, the Company had $22.9 million available for borrowing.
The Company and Standard General are in the process of negotiating an unsecured credit agreement between one or more entities affiliated with Standard General and one or more foreign subsidiaries of the Company as borrowers. The Company expects to enter into this credit agreement as soon as practicable.

About American Apparel
American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of June 30, 2014, American Apparel had approximately 10,000 employees and operated 247 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, Netherlands, Spain, Sweden, Switzerland, Australia, Japan, South Korea, and China. American Apparel also operates a global e-commerce site that serves over 60 countries worldwide at http://www.americanapparel.com. In addition, American Apparel operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers.

This press release, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the Company's future financial condition and liquidity including the impact of compliance with, and availability under, our debt instruments, results of operations, and future business plans and expectations, including statements related to the effect of, and our expectations with respect to, the operation of our new distribution center and future cost, inventory and sales impacts related thereto. Such forward-looking statements are based upon the current beliefs and expectations of American Apparel's management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: our ability to generate or obtain from external sources sufficient liquidity for operations and debt service; our financial condition, operating results and projected cash flows; consequences of our significant indebtedness, including our relationship with our lenders and our ability to comply with our debt agreements and generate cash flow to service our debt, and the risk of acceleration of borrowings thereunder as a result of noncompliance; disruptions in the global financial markets; our ability to maintain compliance with the exchange rules of the NYSE MKT, LLC; adverse changes in our credit ratings and any related impact on financial costs and structure; continued compliance with U.S. and foreign government regulations, legislation, and regulatory environments, including environmental, immigration, labor, and occupational health and safety laws and regulations; loss of U.S. import protections or changes in duties, tariffs and quotas, and other risks associated with our foreign operations and foreign supply sources, including disruption of markets and foreign supply sources; changes in import and export laws, currency restrictions, and currency exchange rate fluctuations; the highly competitive and evolving nature of our business in the U.S. and internationally; changes in the level of consumer spending or preferences or demand for our products; our ability to pass on the added cost of raw materials and labor to customers; our ability to attract customers to our stores; the availability of store locations at appropriate terms and our ability to identify locations and negotiate new store leases effectively and to open new stores and expand internationally; loss or reduction in sales to our wholesale or retail customers or financial nonperformance by our wholesale customers; risks that our suppliers or distributors may not timely produce or deliver our products; changes in the cost of materials and labor, including increases in the price of raw materials in the global market and increases in minimum wage; our ability to effectively carry out and manage our strategy, including growth and expansion both in the U.S. and internationally; technological changes in manufacturing, wholesaling, or retailing; our ability to successfully implement our strategic, operating, financial and personnel initiatives; changes in key personnel, our ability to hire and retain key personnel, and our relationship with our employees; our ability to maintain the value and image of our brand and protect our intellectual property rights; our ability to improve manufacturing efficiency at our production facilities; our ability to operate our distribution facility located in La Mirada, California without further unanticipated costs or negative sales impacts, including the ability to achieve, as and when planned, labor cost reductions; location of our facilities in the same geographic area; the risk, including costs and timely delivery issues associated therewith, that information technology systems changes may disrupt our supply chain or operations and could impact our cash flow and liquidity, and our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; our ability to effectively manage inventory levels; our ability to renew leases at existing locations on economic terms; risks associated with the recent downturn in apparel spending in the United States; litigation and other inquiries and investigations, including the risks that we, our officers, or directors in cases where indemnification applies, will not be successful in defending any proceedings, lawsuits, disputes, claims or audits, and that exposure could exceed expectations or insurance coverage; tax assessments by domestic or foreign governmental authorities, including import or export duties on our products and the applicable rates for any such taxes or duties; the adoption of new accounting standards or changes in interpretations of accounting principles; seasonality and fluctuations in comparable store sales and wholesale net sales and associated margins; general economic conditions, including increases in interest rates, geopolitical events, other regulatory changes and inflation or deflation; disruptions due to severe weather or climate change; disruptions due to earthquakes, flooding, tsunamis or other natural disasters; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. The Company's filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-

looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
John Dillard and Liz Cohen
Weber Shandwick
(212) 445-8044

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net sales	$162,397	$162,236	$299,493	$300,296

Cost of sales	80,010	78,366	145,132	143,558

Gross profit	82,387	83,870	154,361	156,738

Operating expenses	79,807	85,784	159,277	169,129

Income (loss) from operations	2,580	(1,914)	(4,916)	(12,391)

Interest expense	10,019	8,220	20,058	19,434
Foreign currency transaction loss	—	158	132	871
Unrealized loss (gain) on change
in fair value of warrants	8,202	(5,498)	(4,465)	18,147
Loss on extinguishment of debt	—	32,101	—	32,101
Other expense (income)	60	(11)	52	(16)

Loss before income taxes	(15,701)	(36,884)	(20,693)	(82,928)
Income tax provision	504	620	978	1,087

Net Loss	$(16,205)	$(37,504)	$(21,671)	$(84,015)

Loss per-share, basic and diluted	$(0.09)	$(0.34)	$(0.14)	$(0.76)

Weighted-average shares outstanding, basic and diluted	173,643	110,241	152,987	110,080

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2014	December 31, 2013
ASSETS
CURRENT ASSETS
Cash	$10,160	$8,676
Trade accounts receivable, net of allowances	26,214	20,701
Prepaid expenses and other current assets	15,832	15,636
Inventories, net	150,751	169,378
Income taxes receivable and prepaid income taxes	476	306
Deferred income taxes, net of valuation allowance	620	599
Total current assets	204,053	215,296
PROPERTY AND EQUIPMENT, net	61,659	69,303
DEFERRED INCOME TAXES, net of valuation allowance	2,317	2,426
OTHER ASSETS, net	46,336	46,727
TOTAL ASSETS	$314,365	$333,752
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Cash overdraft	$—	$3,993
Revolving credit facilities and current portion of long-term debt	30,568	44,042
Accounts payable	34,818	38,290
Accrued expenses and other current liabilities	47,364	50,018
Fair value of warrant liability	16,489	20,954
Income taxes payable	1,897	1,742
Deferred income tax liability, current	1,233	1,241
Current portion of capital lease obligations	1,186	1,709
Total current liabilities	133,555	161,989
LONG-TERM DEBT, net of unamortized discount	215,797	213,468
CAPITAL LEASE OBLIGATIONS, net of current portion	4,172	5,453
DEFERRED TAX LIABILITY	546	536
DEFERRED RENT, net of current portion	15,137	18,225
OTHER LONG-TERM LIABILITIES	12,760	11,485
TOTAL LIABILITIES	381,967	411,156

STOCKHOLDERS' DEFICIT
Common stock	17	11
Additional paid-in capital	216,537	185,472
Accumulated other comprehensive loss	(3,904)	(4,306)
Accumulated deficit	(278,095)	(256,424)
Less: Treasury stock	(2,157)	(2,157)
TOTAL STOCKHOLDERS' DEFICIT	(67,602)	(77,404)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$314,365	$333,752

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers	$295,135	$297,293
Cash paid to suppliers, employees and others	(276,024)	(305,435)
Income taxes paid	(902)	(724)
Interest paid	(16,938)	(5,067)
Other	32	30
Net cash provided by (used in) operating activities	1,303	(13,903)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(7,087)	(13,637)
Proceeds from sale of fixed assets	29	30
Restricted cash	178	1,756
Net cash used in investing activities	(6,880)	(11,851)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash overdraft	(3,993)	4,117
Repayments of expired revolving credit facilities, net	—	(28,513)
(Repayments) borrowings under current revolving credit facilities, net	(13,457)	29,830
Repayments of term loans and notes payable	(53)	(25,507)
Repayment of Lion term loan	—	(144,149)
Issuance of Senior Secured Notes	—	199,820
Payments of debt issuance costs	(699)	(11,651)
Net proceeds from issuance of common stock	28,446	—
Payment of payroll statutory tax withholding on share-based compensation associated with issuance of common stock	(301)	(2,119)
Repayments of capital lease obligations	(1,828)	(1,081)
Net cash provided by financing activities	8,115	20,747

EFFECT OF FOREIGN EXCHANGE RATE ON CASH	(1,054)	(502)

NET INCREASE (DECREASE) IN CASH	1,484	(5,509)
CASH, beginning of period	8,676	12,853
CASH, end of period	$10,160	$7,344

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2014	2013
RECONCILIATION OF NET LOSS TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net loss	$(21,671)	$(84,015)
Depreciation and amortization of property and equipment, and other assets	13,418	12,417
Retail store impairment	728	78
Loss on disposal of property and equipment	76	15
Share-based compensation expense	2,658	6,816
Unrealized (gain) loss on change in fair value of warrants	(4,465)	18,147
Amortization of debt discount and deferred financing costs	1,264	3,126
Loss on extinguishment of debt	—	32,101
Accrued interest paid-in-kind	2,078	4,653
Foreign currency transaction loss	132	871
Allowance for inventory shrinkage and obsolescence	818	1,346
Bad debt expense	517	301
Deferred income taxes	108	39
Deferred rent	(3,141)	(1,120)
Changes in cash due to changes in operating assets and liabilities:
Trade accounts receivables	(4,876)	(3,304)
Inventories	18,118	(1,809)
Prepaid expenses and other current assets	(107)	(4,040)
Other assets	(157)	(3,737)
Accounts payable	(2,560)	(5,562)
Accrued expenses and other liabilities	(1,603)	9,483
Income taxes receivable/payable	(32)	291
Net cash provided by (used in) operating activities	$1,303	$(13,903)

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Amounts in thousands)
(unaudited)
The following table presents key financial information for American Apparel's business segments before unallocated corporate expenses:

	Three Months Ended June 30, 2014
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$58,254	$48,970	$13,017	$42,156	$162,397
Gross profit	16,056	32,033	7,051	27,247	82,387
Income from segment operations	9,147	1,919	941	3,550	15,557
Depreciation and amortization	2,187	3,051	454	1,011	6,703
Capital expenditures	952	1,333	81	763	3,129
Retail store impairment	—	66	—	163	229
Deferred rent expense (benefit)	47	(720)	(51)	(195)	(919)

	Three Months Ended June 30, 2013
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$52,741	$51,164	$15,452	$42,879	$162,236
Gross profit	14,634	33,302	9,347	26,587	83,870
Income from segment operations	6,097	525	1,153	2,491	10,266
Depreciation and amortization	1,790	3,089	448	1,059	6,386
Capital expenditures	1,411	4,090	247	535	6,283
Deferred rent expense (benefit)	18	(564)	(82)	(44)	(672)

	Six Months Ended June 30, 2014
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$106,991	$91,435	$23,477	$77,590	$299,493
Gross profit	33,361	58,799	12,660	49,541	154,361
Income (loss) from segment operations	18,867	(2,795)	596	2,651	19,319
Depreciation and amortization	4,365	6,165	855	2,033	13,418
Capital expenditures	2,157	2,472	193	2,265	7,087
Retail store impairment	—	115	—	613	728
Deferred rent benefit	(400)	(2,352)	(99)	(290)	(3,141)

	Six Months Ended June 30, 2013
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$97,163	$95,508	$27,809	$79,816	$300,296
Gross profit	26,969	62,493	16,767	50,509	156,738
Income (loss) from segment operations	11,480	(1,922)	501	3,304	13,363
Depreciation and amortization	3,393	6,059	881	2,084	12,417
Capital expenditures	4,487	6,990	430	1,730	13,637
Retail store impairment	—	78	—	—	78
Deferred rent expense (benefit)	38	(776)	(213)	(169)	(1,120)

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION (continued)
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation to Loss before Income Taxes	2014	2013	2014	2013
Income from segment operations	$15,557	$10,266	$19,319	$13,363
Unallocated corporate expenses	(12,977)	(12,180)	(24,235)	(25,754)
Interest expense	(10,019)	(8,220)	(20,058)	(19,434)
Foreign currency transaction loss	—	(158)	(132)	(871)
Unrealized (loss) gain on change in fair value of warrants	(8,202)	5,498	4,465	(18,147)
Loss on extinguishment of debt	—	(32,101)	—	(32,101)
Other (expense) income	(60)	11	(52)	16
Consolidated loss before income taxes	$(15,701)	$(36,884)	$(20,693)	$(82,928)

	Three Months Ended June 30,		Six Months Ended June 30,
Net sales to external customers	2014	2013	2014	2013

U.S. Wholesale
Wholesale	$48,945	$43,219	$87,182	$77,927
Online consumer	9,309	9,522	19,809	19,236
Total	$58,254	$52,741	$106,991	$97,163

U.S. Retail	$48,970	$51,164	$91,435	$95,508

Canada
Wholesale	$2,826	$3,613	$4,735	$6,192
Retail	9,421	11,231	17,180	20,343
Online consumer	770	608	1,562	1,274
Total	$13,017	$15,452	$23,477	$27,809

International
Wholesale	$2,200	$2,631	$4,000	$4,572
Retail	35,534	35,899	65,212	66,351
Online consumer	4,422	4,349	8,378	8,893
Total	$42,156	$42,879	$77,590	$79,816

Consolidated
Wholesale	$53,971	$49,463	$95,917	$88,691
Retail	93,925	98,294	173,827	182,202
Online consumer	14,501	14,479	29,749	29,403
Total	$162,397	$162,236	$299,493	$300,296

Table A
American Apparel, Inc. and Subsidiaries
Calculation and Reconciliation of Consolidated Adjusted EBITDA
(in thousands)
(unaudited)
In addition to its GAAP results, the Company considers non-GAAP measures of its performance. Adjusted EBITDA, as defined below, is an important supplemental financial measure of the Company's performance that is not required by, or presented in accordance with, GAAP. EBITDA represents net income (loss) before income taxes, interest expense and depreciation and amortization. Consolidated Adjusted EBITDA represents EBITDA further adjusted for other expense (income), foreign currency loss (gain), retail store impairment, and share-based compensation expense. The Company's management uses Adjusted EBITDA as a financial measure to assess the ability of its assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements, pay taxes, and otherwise meet its obligations as they become due. The Company's management believes that the presentation of Adjusted EBITDA provides useful information regarding its results of operations because they assist in analyzing and benchmarking the performance and value of its business. The Company believes that Adjusted EBITDA is useful to stockholders as a measure of comparative operating performance, as it is less susceptible to variances in actual performance resulting from depreciation and amortization and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.
Adjusted EBITDA also is used by the Company's management for multiple purposes, including:

•	to calculate and support various coverage ratios with the Company's lenders

•	to allow lenders to calculate total proceeds they are willing to loan to the Company based on its relative strength compared to its competitors

•
to more accurately compare the Company's operating performance from period to period and company to company by eliminating differences caused by variations in capital structures (which affect relative interest expense), tax positions and amortization of intangibles.

In addition, Adjusted EBITDA is an important valuation tool used by potential investors when assessing the Company's relative performance in comparison to other companies in the same industry. Although the Company uses Adjusted EBITDA as a financial measure to assess the performance of its business, there are material limitations to using a measure such as Adjusted EBITDA, including the difficulty associated with using it as the sole measure to compare the results of one company to another and the inability to analyze significant items that directly affect a company's net income (loss) or operating income because it does not include certain material costs, such as interest and taxes, necessary to operate its business. In addition, the Company's calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measures that are computed in accordance with GAAP. The Company's management compensates for these limitations in considering Adjusted EBITDA in conjunction with its analysis of other GAAP financial measures, such as net income (loss).

Table A (continued)
American Apparel, Inc. and Subsidiaries
Calculation and Reconciliation of Consolidated Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2014	2013	2014	2013
Net Loss	$(16,205)	$(37,504)	$(21,671)	$(84,015)
Income tax provision	504	620	978	1,087
Interest expense	10,019	8,220	20,058	19,434
Depreciation and amortization	6,703	6,386	13,418	12,417
Unrealized loss (gain) on change in fair value of warrants	8,202	(5,498)	(4,465)	18,147
Loss on extinguishment of debt	—	32,101	—	32,101
Share-based compensation expense	1,543	3,269	2,658	6,816
Foreign currency transaction loss	—	158	132	871
Retail store impairment	229	—	728	78
Non-recurring costs related to Mr. Charney's suspension	1,356	—	1,356	—
Estimated settlement related to an industrial accident	1,000	—	1,000	—
Other adjustments	1,208	125	1,780	248
Consolidated Adjusted EBITDA	$14,559	$7,877	$15,972	$7,184